EXHIBIT 99.1

Dynatrace Appoints AI and Technology Leader Chandu Thota to its Board of Directors

BOSTON, Mass., July 29, 2026 – Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced the appointment of Chandu Thota to its Board of Directors effective July 27, 2026. Mr. Thota brings more than 20 years of experience building and scaling technology platforms at the intersection of AI, cloud infrastructure, and enterprise software at leading technology companies, including Google and Microsoft.

“Chandu is a visionary technology leader with deep expertise in AI, machine learning, and large-scale software platforms,” said Rick McConnell, Dynatrace CEO and a member of the Board of Directors. “As every enterprise becomes an AI-powered business, Chandu’s experience leading AI product innovation and applied research at one of the world's most influential technology organizations will be invaluable to Dynatrace. His perspective will sharpen our strategy as we continue to advance our leadership position at the intersection of observability and AI.”

In addition to his role on the Dynatrace Board, Mr. Thota currently serves as Vice President of Engineering at Google Workspace, where he leads a global engineering organization responsible for building secure, AI-powered communication, productivity, and collaboration products relied upon by over 4 billion users and millions of enterprise customers worldwide. His current role is part of a 15-year tenure at Alphabet, where his previous leadership positions have included Vice President of the Product Unit/Applied AI group at Google DeepMind, Vice President of Business Platforms for Google Cloud, and Vice President of Engineering for Google Maps. Prior to joining Alphabet, Mr. Thota was a founder and CTO of a start-up that was acquired by Google, having previously held key engineering roles at Microsoft. An active technology innovator, Mr. Thota holds numerous patents in mobile, web, local search, and mapping technologies, and has authored two technical books.

“I am honored to join the Dynatrace Board at such an exciting time for the company and the rapidly evolving technology landscape,” said Chandu Thota. “I have spent the last two decades building and scaling products and platforms that empower billions of users and millions of enterprises. I see that same transformative potential in Dynatrace. As enterprises embrace AI at scale, Dynatrace cuts through the complexity to deliver precise answers and intelligent automation. I look forward to leveraging my experience to help the company extend its position as a leader in AI-powered observability.”

Mr. Thota holds a Bachelor of Engineering in Electrical Engineering from Osmania University.

About Dynatrace
Dynatrace is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about how Dynatrace can help your business, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.

Dynatrace and the Dynatrace logo are trademarks of the Dynatrace, Inc. group of companies. All other trademarks are the property of their respective owners. © 2026 Dynatrace LLC.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Mr. Thota’s anticipated contributions to Dynatrace as a member of the Board of Directors. These forward-looking statements include all statements that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies, and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.

Investor Contact:
Noelle Faris
VP, Investor Relations
ir@dynatrace.com

Media Contact:
Stacy Gong
VP, Corporate Communications
pr-team@dynatrace.com
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